UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 8, 2010

American Oriental Bioengineering, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,
Beijing, 100176, People’s Republic of China

(Address of principal executive offices and zip code)

86-10-5982-2039

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends in its entirety the Current Report on Form 8-K filed by American Oriental Bioengineering, Inc. with the Securities and Exchange Commission on December 13, 2010 to (i) update the table giving information on the votes cast in the election of directors at the annual meeting of stockholders of American Oriental Bioengineering, Inc., (ii) to remove the information on the “against” votes which was erroneously provided; and (iii) and to provide information on the number of “withheld” votes cast.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 8, 2010, American Oriental Bioengineering, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following nine nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

		Votes
Directors	For	Withheld	Broker Non-Votes
Tony Liu	40,258,046	596,602	30,954,157
Jun Min	39,316,176	1,538,472	30,954,157
Yanchun “Lily” Li	39,309,218	1,545,430	30,954,157
Binsheng Li	40,346,475	508,173	30,954,157
Cosimo J. Patti	40,374,513	480,135	30,954,157
Xianmin Wang	39,079,691	1,774,957	30,954,157
Eileen Bridget Brody	40,377,449	477,199	30,954,157
Lawrence S. Wizel	40,371,436	483,212	30,954,157
Baiqing Zhang	40,354,764	499,884	30,954,157

2.  Ratification of the Company’s Independent Auditors

The stockholders of the Company ratified the appointment of Ernst & Young Hua Ming as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2010, in accordance with the voting results listed below.

	Votes
For	Against	Abstain
81,258,030	685,639	171,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

Dated: December 12, 2010	By:	/s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer